Exhibit 99.1

Jack in the Box Inc. Reports Fourth Quarter FY 2019 Earnings; Issues Fiscal 2020 Guidance; Announces Additional Share Repurchase Authorization; Declares Quarterly Cash Dividend

SAN DIEGO--(BUSINESS WIRE)--November 20, 2019--Jack in the Box Inc. (NASDAQ: JACK) today reported financial results for the fourth quarter and fiscal year ended September 29, 2019.

Increase in same-store sales:

	12 Weeks Ended		52 Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Company	3.5%	0.8%	1.7%	0.6%
Franchise	3.0%	0.4%	1.3%	0.1%
System	3.0%	0.5%	1.3%	0.1%

Jack in the Box® system same-store sales increased 3.0 percent in the fourth quarter. Company same-store sales increased 3.5 percent, driven by average check growth of 2.8 percent and transaction growth of 0.7 percent.

Lenny Comma, chairman and chief executive officer, said, "Our 2019 operating results demonstrate the momentum in the Jack in the Box brand, with same-store sales improving to the strongest performance in four years. We have now achieved our ninth consecutive year of positive same-store sales.

"We plan to build on these results by improving the guest experience through operations consistency and reducing wait times, serving indulgent food our guests crave, and targeting investments designed to maximize our returns. With our refranchising initiative complete, we have a renewed focus on expanding unit growth. We look forward to sharing additional details about these initiatives on tomorrow morning's earnings call."

Earnings from continuing operations were $22.0 million, or $0.86 per diluted share, for the fourth quarter of fiscal 2019 compared with $18.3 million, or $0.68 per diluted share, for the fourth quarter of fiscal 2018. In connection with the refinancing of the company's senior credit facility, the company terminated its existing interest rate swaps in the third quarter, resulting in a pre-tax charge of $23.6 million, and wrote off unamortized deferred financing fees related to this credit facility in the fourth quarter, resulting in a loss of approximately $2.8 million. These are reflected in interest expense, net, and collectively have an impact of $0.08 per diluted share in the fourth quarter and $0.64 for fiscal 2019 after the associated tax benefits. Fiscal 2019 earnings from continuing operations totaled $91.7 million, or $3.52 per diluted share, compared with $104.3 million, or $3.62 per diluted share in fiscal 2018.

Operating Earnings Per Share(1), a non-GAAP measure, were $0.95 in the fourth quarter of fiscal 2019 compared with $0.77 in the prior year quarter. For fiscal year 2019, operating earnings per share were $4.35 compared with $3.79 last year. A reconciliation of non-GAAP Operating Earnings Per Share to GAAP results is provided below, with additional information included in the attachment to this release. Figures may not add due to rounding.

	12 Weeks Ended		52 Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Diluted earnings per share from continuing operations - GAAP	$0.86	$0.68	$3.52	$3.62
Loss on early termination of interest rate swaps and debt extinguishment	0.08	—	0.64	—
Gains on the sale of company-operated restaurants	(0.03)	(0.09)	(0.04)	(1.16)
Restructuring charges	0.05	0.17	0.24	0.27
Non-cash impact of the Tax Cuts and Jobs Act	—	0.02	—	1.13
Excess tax benefits from share-based compensation arrangements	—	—	—	(0.07)
Operating Earnings Per Share – non-GAAP	$0.95	$0.77	$4.35	$3.79

In the first quarter of fiscal 2018, the company entered into a definitive agreement to sell Qdoba Restaurant Corporation ("Qdoba"), a wholly owned subsidiary of the company, to certain funds managed by affiliates of Apollo Global Management, LLC. The transaction closed on March 21, 2018, and operating results for Qdoba are included in discontinued operations for all periods presented. However, the company did not allocate any general and administrative shared services expenses to discontinued operations prior to the sale.

Adjusted EBITDA(2), a non-GAAP measure, was $66.9 million in the fourth quarter of fiscal 2019 compared with $54.0 million for the prior year quarter. For fiscal year 2019, Adjusted EBITDA was $269.0 million, compared with $264.2 million in fiscal year 2018.

Restaurant-Level Margin(3), a non-GAAP measure, decreased 190 basis points to 24.2 percent of company restaurant sales in the fourth quarter of fiscal 2019 from 26.1 percent a year ago. The decrease was due primarily to wage and commodity inflation. Food and packaging costs, as a percentage of company restaurant sales, increased 30 basis points in the quarter driven by higher ingredient costs, which were partially offset by menu price increases. Commodity costs increased 4.4 percent in the quarter as compared with the prior year.

Effective fiscal 2019, the company adopted the new U.S. GAAP revenue recognition standard (Topic 606) using the modified retrospective method, and therefore no prior periods have been restated. The new revenue standard resulted in an increase to franchise revenues and a corresponding increase to franchise expenses primarily related to the reclassification of marketing fees received from franchisees. In addition, certain amounts previously netted in general and administrative expenses are now reflected as franchise revenues and expenses. Although the prior year results have not been restated for the impact of this accounting change, a reconciliation to a recast statement of earnings is included within the "Supplemental Information" section of this release.

Franchise-Level Margin(3), a non-GAAP measure, as a percentage of total franchise revenues, was 41.1 percent in the fourth quarter of fiscal 2019. This compared with 58.6 percent in the prior year quarter, or 41.3 percent using recast 2018 figures as though Topic 606 had been applied retrospectively to the prior year.

Also effective fiscal 2019, the company adopted the new U.S. GAAP pension standard (Topic 715) and began presenting certain pension cost components in Other pension and post-retirement expenses, net, in its consolidated statements of earnings. The prior year consolidated statement of earnings was adjusted to conform with this new presentation.

SG&A expenses for the fourth quarter of fiscal 2019 decreased by $14.2 million and were 4.7 percent of revenues compared with 13.8 percent in the prior year quarter, or 10.4 percent using recast 2018 figures. Advertising costs, which are included in SG&A, were $4.0 million in the fourth quarter compared with $6.8 million in the prior year quarter. The $2.8 million decrease in advertising costs was due to an incremental contribution funded by the company in the prior year quarter. The $11.4 million decrease in G&A, which excludes advertising, was primarily driven by:

  a $6.5 million decrease related to the reduction of an unfavorable jury verdict in a wrongful termination lawsuit delivered in the third quarter;
  a $2.2 million decrease related to technology fees and costs netted in G&A in the prior year, which are now reflected as franchise revenues and expenses in the consolidated statement of earnings in 2019;
  a $1.6 million decrease in insurance related to workers' compensation and general liability;
  a $1.3 million decrease in incentive compensation; and
  mark-to-market adjustments on investments supporting the company's non-qualified retirement plans resulting in a $0.3 million year-over-year decrease in G&A.

As a percentage of system-wide sales, G&A, which excludes advertising, was 0.8 percent in the fourth quarter of fiscal 2019 compared with 2.2 percent in the 2018 quarter, or 2.0 percent using recast 2018 figures. Full-year G&A for fiscal 2019 was 1.6 percent of system-wide sales, compared with 2.2 percent for fiscal 2018, or 2.0 percent using recast 2018 figures.

Impairment and other charges, net, decreased $1.1 million in the fourth quarter. Restructuring charges, which are included in Impairment and other charges, net, in the accompanying consolidated statements of earnings, decreased $4.1 million in the quarter. This decrease was partially offset by $3.5 million related to the write-off of development costs associated with a discontinued technology project.

Interest expense, net, increased by $6.3 million in the fourth quarter which was due in part to the $2.8 million write-off of unamortized deferred financing fees related to the refinancing of the company's senior credit facility. The remaining increase was primarily due to higher debt balances.

The effective tax rate for the fourth quarter of fiscal 2019 was 27.4 percent, which was higher than 24.1 percent in the prior year quarter primarily due to the establishment of valuation reserves on state tax credits in the quarter. The full-year effective tax rate was 20.8 percent, or 23.8 percent excluding the impact of the termination of interest rate swaps in the third quarter and loss on debt extinguishment in the fourth quarter.

Capital Allocation

The company repurchased approximately 1.4 million shares of its common stock in the fourth quarter of fiscal 2019 at an average price of $87.33 per share for an aggregate cost of $125.3 million and has repurchased approximately 0.7 million shares of its common stock quarter-to-date in the first quarter of fiscal 2020. This leaves approximately $109 million remaining under share repurchase programs authorized by its Board of Directors that expire in November 2020. On November 15, 2019, the company's Board of Directors authorized an additional $100 million share repurchase program that expires in November 2021.

The company also announced today that on November 15, 2019, its Board of Directors declared a cash dividend of $0.40 per share on the company's common stock. The dividend is payable on December 20, 2019, to shareholders of record at the close of business on December 5, 2019.

Guidance

This release includes forward-looking guidance for certain non-GAAP financial measures, including Restaurant-Level Margin and Adjusted EBITDA. The company is unable without unreasonable effort to provide reconciliations of these forward-looking non-GAAP measures.

Fiscal Year 2020 Guidance

The following guidance and underlying assumptions reflect the company’s current expectations for the fiscal year ending September 27, 2020. Fiscal 2020 and fiscal 2019 are 52-week years, with 16 weeks in the first quarter, and 12 weeks in each of the second, third and fourth quarters.

  System same-store sales growth of approximately 1.5 to 3.0 percent.
  Restaurant-Level Margin of approximately 25.0 percent of company restaurant sales, which includes expected commodity cost inflation of approximately 4.0 percent, and high-single-digit wage inflation.
  SG&A as a percentage of revenues of approximately 8.0 to 8.5 percent.
  G&A as a percentage of system-wide sales of approximately 1.7 to 1.9 percent.
  Approximately 25 to 35 new restaurants opening system-wide, substantially all of which will be franchise locations.
  Capital expenditures and tenant improvement allowances of approximately $45 to $55 million, collectively, excluding purchases of assets held for sale and leaseback.
  Tax rate of approximately 26.0 to 27.0 percent, subject to fluctuations arising from the impact of excess tax benefits from share-based compensation arrangements.
  Adjusted EBITDA of approximately $265 to $275 million.

Other Items

In its upcoming fiscal 2019 Form 10-K, the company expects to report a material weakness in internal controls. The weakness relates to general information technology controls over certain information technology systems that support the company's financial reporting processes. As of the date of this release, there have been no misstatements identified in the financial statements as a result of these deficiencies, and the company expects to timely file its Form 10-K. Please refer to the upcoming fiscal 2019 Form 10-K for more information.

In fiscal 2020, the company will adopt the new lease accounting standard (Topic 842). The company expects this standard will have a material impact on its consolidated balance sheet upon adoption, recognizing liabilities of approximately $950 million and corresponding assets of approximately $900 million. There is no material impact to net earnings or cash flows expected; however, franchise revenues and franchise expenses are each expected to increase by approximately $5 million in 2020. Please refer to the upcoming fiscal 2019 Form 10-K for more information.

Conference Call

The company will host a conference call for financial analysts and investors on Thursday, November 21, 2019, beginning at 8:30 a.m. PT (11:30 a.m. ET). The conference call will be broadcast live over the Internet via the Jack in the Box Inc. corporate website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days, beginning at approximately 11:30 a.m. PT on November 21, 2019.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

___________________________________________________________

(1) Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, loss on early termination of interest rate swaps, loss on early extinguishment of debt, the non-cash impact of the Tax Cuts and Jobs Act in fiscal year 2018, and the excess tax benefits from share-based compensation arrangements. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, and the amortization of franchise tenant improvement allowances and other. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(3) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “should,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchisee development; litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (In thousands, except per share data) (Unaudited)

	12 Weeks Ended		52 Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Revenues:
Company restaurant sales	$78,859	$76,909	$336,807	$448,058
Franchise rental revenues	63,920	62,365	272,815	259,047
Franchise royalties and other	38,971	38,198	169,811	162,585
Franchise contributions for advertising and other services(1)	39,485	0	170,674	0
	221,235	177,472	950,107	869,690
Operating costs and expenses, net:
Company restaurant costs (excluding depreciation and amortization):
Food and packaging	23,349	22,499	97,699	128,947
Payroll and employee benefits	23,995	22,178	100,158	129,089
Occupancy and other	12,448	12,195	50,613	71,803
Total company restaurant costs	59,792	56,872	248,470	329,839
Franchise occupancy expenses (excluding depreciation and amortization)	38,882	38,332	166,584	158,319
Franchise support and other costs	3,773	3,699	12,110	11,593
Franchise advertising and other services expenses(1)	41,696	0	178,093	0
Selling, general and administrative expenses(2)	10,300	24,490	76,357	104,816
Depreciation and amortization	12,536	13,116	55,181	59,422
Impairment and other charges, net	6,888	7,969	12,455	18,418
Gains on the sale of company-operated restaurants	(1,147)	(3,076)	(1,366)	(46,164)
	172,720	141,402	747,884	636,243
Earnings from operations	48,515	36,070	202,223	233,447
Other pension and post-retirement expenses, net(2)	343	423	1,484	1,833
Interest expense, net	17,823	11,481	84,967	45,547
Earnings from continuing operations and before income taxes	30,349	24,166	115,772	186,067
Income taxes	8,326	5,830	24,025	81,728
Earnings from continuing operations	22,023	18,336	91,747	104,339
Earnings (losses) from discontinued operations, net of income taxes	38	(2,067)	2,690	17,032
Net earnings	$22,061	$16,269	$94,437	$121,371

Net earnings per share - basic:
Earnings from continuing operations	$0.86	$0.68	$3.55	$3.66
Earnings (losses) from discontinued operations	—	(0.08)	0.10	0.60
Net earnings per share (3)	$0.86	$0.61	$3.66	$4.26
Net earnings per share - diluted:
Earnings from continuing operations	$0.86	$0.68	$3.52	$3.62
Earnings (losses) from discontinued operations	—	(0.08)	0.10	0.59
Net earnings per share (3)	$0.86	$0.60	$3.62	$4.21
Weighted-average shares outstanding:
Basic	25,456	26,866	25,823	28,499
Diluted	25,721	27,148	26,068	28,807

Cash dividends declared per common share	$0.40	$0.40	$1.60	$1.60

(1) In 2019, the company began presenting franchise advertising and other services revenue and costs on separate line items in accordance with the new Revenue Recognition standards. The prior year consolidated statement of earnings was not adjusted as the standard was adopted on a modified retrospective basis.

(2) In 2019, the company began presenting all components of defined benefit expense, except service cost in Other pension and post-retirement expenses, net in its consolidated statements of earnings in accordance with Topic 715. The prior year consolidated statement of earnings was adjusted to conform with this new presentation.

(3) Earnings per share may not add due to rounding.

JACK IN THE BOX INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data) (Unaudited)

	September 29, 2019	September 30, 2018
ASSETS
Current assets:
Cash	$125,536	$2,705
Restricted cash	26,025	0
Accounts and other receivables, net	45,235	57,422
Inventories	1,776	1,858
Prepaid expenses	9,015	14,443
Current assets held for sale	16,823	13,947
Other current assets	2,718	4,598
Total current assets	227,128	94,973
Property and equipment, at cost:
Land	116,070	105,155
Buildings	927,337	934,360
Restaurant and other equipment	125,176	129,701
Construction in progress	7,658	20,815
	1,176,241	1,190,031
Less accumulated depreciation and amortization	(784,307)	(770,362)
Property and equipment, net	391,934	419,669
Other assets:
Intangible assets, net	425	600
Goodwill	46,747	46,749
Deferred tax assets	85,564	62,140
Other assets, net	206,685	199,266
Total other assets	339,421	308,755
	$958,483	$823,397
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$774	$31,828
Accounts payable	37,066	44,970
Accrued liabilities	120,083	106,922
Total current liabilities	157,923	183,720
Long-term liabilities:
Long-term debt, net of current maturities	1,274,374	1,037,927
Other long-term liabilities	263,770	193,449
Total long-term liabilities	1,538,144	1,231,376
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	0	0
Common stock $0.01 par value, 175,000,000 shares authorized, 82,159,002 and 82,061,661 issued, respectively	822	821
Capital in excess of par value	480,322	470,826
Retained earnings	1,577,034	1,561,353
Accumulated other comprehensive loss	(140,006)	(94,260)
Treasury stock, at cost, 57,760,573 and 56,325,632 shares, respectively	(2,655,756)	(2,530,439)
Total stockholders’ deficit	(737,584)	(591,699)
	$958,483	$823,397

JACK IN THE BOX INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	52 Weeks Ended
	September 29, 2019	September 30, 2018
Cash flows from operating activities:
Net earnings	$94,437	$121,371
Earnings from discontinued operations	2,690	17,032
Earnings from continuing operations	91,747	104,339
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	55,181	59,422
Franchise tenant improvement allowance amortization and other	1,983	862
Amortization of debt issuance costs	3,121	2,803
Loss on debt extinguishment	2,757	0
Loss on interest rate swap termination	23,551	0
Excess tax benefits from share-based compensation arrangements	(113)	(2,031)
Deferred income taxes	4,100	25,352
Share-based compensation expense	8,074	9,146
Pension and postretirement expense	1,484	2,324
Gains on cash surrender value of company-owned life insurance	(4,475)	(2,280)
Gains on the sale of company-operated restaurants	(1,366)	(46,164)
(Gains) losses on the disposition of property and equipment	(6,244)	1,627
Impairment charges and other	5,414	2,505
Changes in assets and liabilities, excluding acquisitions and dispositions:
Accounts and other receivables	3,504	24,220
Inventories	82	1,587
Prepaid expenses and other current assets	8,728	(9,432)
Accounts payable	4,524	4,890
Accrued liabilities	(7,505)	(38,329)
Pension and postretirement contributions	(6,194)	(5,467)
Franchise tenant improvement allowance disbursements	(10,593)	(14,893)
Other	(9,355)	(16,426)
Cash flows provided by operating activities	168,405	104,055
Cash flows from investing activities:
Purchases of property and equipment	(47,649)	(37,842)
Proceeds from the sale and leaseback of assets	4,447	9,336
Proceeds from the sale of company-operated restaurants	1,280	26,486
Collections on notes receivable	16,759	54,453
Proceeds from the sale of property and equipment	9,714	10,259
Other	1,630	2,969
Cash flows (used in) provided by investing activities	(13,819)	65,661
Cash flows from financing activities:
Borrowings on revolving credit facilities	229,798	757,100
Repayments of borrowings on revolving credit facilities	(960,220)	(523,700)
Proceeds from issuance of debt	1,300,000	0
Principal repayments on debt	(337,150)	(304,607)
Debt issuance costs	(34,122)	(1,366)
Payments related to termination of interest rate swaps	(23,551)	0
Dividends paid on common stock	(41,179)	(45,412)
Proceeds from issuance of common stock	1,231	7,959
Repurchases of common stock	(137,654)	(325,634)
Payroll tax payments for equity award issuances	(2,883)	(7,719)
Change in book overdraft	0	(2,150)
Cash flows used in financing activities	(5,730)	(445,529)
Cash flows provided by (used in) continuing operations	148,856	(275,813)
Net cash provided by operating activities of discontinued operations	0	4,823
Net cash provided by investing activities of discontinued operations	0	266,125
Net cash used in financing activities of discontinued operations	0	(78)
Net cash provided by discontinued operations	0	270,870
Effect of exchange rate changes on cash	0	6
Cash and restricted cash at beginning of year	2,705	7,642
Cash and restricted cash at end of year	$151,561	$2,705

JACK IN THE BOX INC. AND SUBSIDIARIES SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA (Unaudited)

	12 Weeks Ended		52 Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Revenues:
Company restaurant sales	35.6%	43.3%	35.4%	51.5%
Franchise rental revenues	28.9%	35.1%	28.7%	29.8%
Franchise royalties and other	17.6%	21.5%	17.9%	18.7%
Franchise contributions for advertising and other services	17.8%	0.0%	18.0%	0.0%
Total revenues	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging (1)	29.6%	29.3%	29.0%	28.8%
Payroll and employee benefits (1)	30.4%	28.8%	29.7%	28.8%
Occupancy and other (1)	15.8%	15.9%	15.0%	16.0%
Total company restaurant costs (1)	75.8%	73.9%	73.8%	73.6%
Franchise occupancy expenses (2)	60.8%	61.5%	61.1%	61.1%
Franchise support and other costs (3)	9.7%	9.7%	7.1%	7.1%
Franchise advertising and other services expenses (4)	18.8%	0.0%	104.3%	0.0%
Selling, general and administrative expenses	4.7%	13.8%	8.0%	12.1%
Depreciation and amortization	5.7%	7.4%	5.8%	6.8%
Impairment and other charges, net	3.1%	4.5%	1.3%	2.1%
Gains on the sale of company-operated restaurants	(0.5)%	(1.7)%	(0.1)%	(5.3)%
Earnings from operations	21.9%	20.3%	21.3%	26.8%
Income tax rate (5)	27.4%	24.1%	20.8%	43.9%
(1) As a percentage of company restaurant sales.
(2) As a percentage of franchise rental revenues.
(3) As a percentage of franchise royalties and other.
(4) As a percentage of franchise contributions for advertising and other services.
(5) As a percentage of earnings from continuing operations and before income taxes.

Jack in the Box system sales (in thousands):

	12 Weeks Ended		52 Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Company-owned restaurant sales	$78,859	$76,909	$336,807	$448,058
Franchised restaurant sales (1)	739,212	717,036	3,167,920	3,018,067
System sales (1)	$818,071	$793,945	$3,504,727	$3,466,125

(1) Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and system restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION (Unaudited)

	2019			2018
	Company	Franchise	Total	Company	Franchise	Total
Beginning of year	137	2,100	2,237	276	1,975	2,251
New	0	19	19	1	11	12
Refranchised	0	0	0	(135)	135	0
Closed	0	(13)	(13)	(5)	(21)	(26)
End of period	137	2,106	2,243	137	2,100	2,237
% of system	6%	94%	100%	6%	94%	100%

SUPPLEMENTAL INFORMATION
(Unaudited)

Recast 2018 Consolidated Statement of Earnings

The company applied the modified retrospective method upon adoption of the new revenue recognition standard. The recast condensed consolidated statement of earnings reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

Below is a reconciliation of the recast consolidated statement of earnings for the 12 weeks ended and 52 weeks ended September 30, 2018, to the consolidated statement of earnings that was previously reported for those periods (in thousands).

	12 Weeks Ended
	September 30, 2018
	As Reported	Franchise Fees	Marketing and Sourcing Fees	Technology Support Fees	Recast
Revenues:
Company restaurant sales	$76,909	$0	$0	$0	$76,909
Franchise rental revenues	62,365	0	0	0	62,365
Franchise royalties and other	38,198	637	0	0	38,835
Franchise contributions for advertising and other services	0	0	36,612	1,325	37,937
	177,472	637	36,612	1,325	216,046
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging	22,499	0	0	0	22,499
Payroll and employee benefits	22,178	0	0	0	22,178
Occupancy and other	12,195	0	0	0	12,195
Total company restaurant costs	56,872	0	0	0	56,872
Franchise occupancy expenses	38,332	0	0	0	38,332
Franchise support and other costs	3,699	0	0	0	3,699
Franchise advertising and other services expenses	0	0	36,612	3,454	40,066
Selling, general and administrative expenses	24,490	0	0	(2,129)	22,361
Depreciation and amortization	13,116	0	0	0	13,116
Impairment and other charges, net	7,969	0	0	0	7,969
Gains on the sale of company-operated restaurants	(3,076)	0	0	0	(3,076)
	141,402	0	36,612	1,325	179,339
Earnings from operations	36,070	637	0	0	36,707
Other pension and post-retirement expenses, net	423	0	0	0	423
Interest expense, net	11,481	0	0	0	11,481
Earnings from continuing operations and before income taxes	24,166	637	0	0	24,803
Income taxes	5,830	185	0	0	6,015
Earnings from continuing operations	$18,336	$452	$0	$0	$18,788

Net earnings per share - basic:
Earnings from continuing operations	$0.68	$0.02	$0.00	$0.00	$0.70
Net earnings per share - diluted:
Earnings from continuing operations	$0.68	$0.02	$0.00	$0.00	$0.69

SUPPLEMENTAL INFORMATION
(Unaudited)

Recast 2018 Consolidated Statement of Earnings

	52 Weeks Ended
	September 30, 2018
	As Reported	Franchise Fees	Marketing and Sourcing Fees	Technology Support Fees	Recast
Revenues:
Company restaurant sales	$448,058	$0	$0	$0	$448,058
Franchise rental revenues	259,047	0	0	0	259,047
Franchise royalties and other	162,585	(1,463)	0	0	161,122
Franchise contributions for advertising and other services	0	0	154,258	8,179	162,437
	869,690	(1,463)	154,258	8,179	1,030,664
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging	128,947	0	0	0	128,947
Payroll and employee benefits	129,089	0	0	0	129,089
Occupancy and other	71,803	0	0	0	71,803
Total company restaurant costs	329,839	0	0	0	329,839
Franchise occupancy expenses	158,319	0	0	0	158,319
Franchise support and other costs	11,593	0	0	0	11,593
Franchise advertising and other services expenses	0	0	154,258	13,984	168,242
Selling, general and administrative expenses	104,816	0	0	(5,805)	99,011
Depreciation and amortization	59,422	0	0	0	59,422
Impairment and other charges, net	18,418	0	0	0	18,418
Gains on the sale of company-operated restaurants	(46,164)	0	0	0	(46,164)
	636,243	0	154,258	8,179	798,680
Earnings from operations	233,447	(1,463)	0	0	231,984
Other pension and post-retirement expenses, net	1,833	0	0	0	1,833
Interest expense, net	45,547	0	0	0	45,547
Earnings from continuing operations and before income taxes	186,067	(1,463)	0	0	184,604
Income taxes	81,728	(418)	0	0	81,310
Earnings from continuing operations	$104,339	$(1,045)	$0	$0	$103,294

Net earnings per share - basic:
Earnings from continuing operations	$3.66	$(0.04)	$0.00	$0.00	$3.62
Net earnings per share - diluted:
Earnings from continuing operations	$3.62	$(0.04)	$0.00	$0.00	$3.59

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share

Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, loss on early termination of interest rate swaps and debt extinguishment, the non-cash impact of the Tax Act, and the excess tax benefits from share-based compensation arrangements. Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations. Figures may not add due to rounding.

	12 Weeks Ended		52 Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Diluted earnings per share from continuing operations - GAAP	$0.86	$0.68	$3.52	$3.62
Loss on early termination of interest rate swaps and debt extinguishment	0.08	—	0.64	—
Gains on the sale of company-operated restaurants	(0.03)	(0.09)	(0.04)	(1.16)
Restructuring charges	0.05	0.17	0.24	0.27
Non-cash impact of the Tax Cuts and Jobs Act	—	0.02	—	1.13
Excess tax benefits from share-based compensation arrangements	—	—	—	(0.07)
Operating Earnings Per Share – non-GAAP	$0.95	$0.77	$4.35	$3.79

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, and the amortization of franchise tenant improvement allowances and other. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	12 Weeks Ended		52 Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Net earnings - GAAP	$22,061	$16,269	$94,437	$121,371
Losses (earnings) from discontinued operations, net of taxes	(38)	2,067	(2,690)	(17,032)
Income taxes	8,326	5,830	24,025	81,728
Interest expense, net	17,823	11,481	84,967	45,547
Gains on the sale of company-operated restaurants	(1,147)	(3,076)	(1,366)	(46,164)
Impairment and other charges, net	6,888	7,969	12,455	18,418
Depreciation and amortization	12,536	13,116	55,181	59,422
Amortization of franchise tenant improvement allowances and other	459	365	1,983	862
Adjusted EBITDA – non-GAAP	$66,908	$54,021	$268,992	$264,152

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, payroll and employee benefits, and occupancy and other costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-owned restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended		52 Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Earnings from operations - GAAP	$48,515	$36,070	$202,223	$233,447
Franchise rental revenues	(63,920)	(62,365)	(272,815)	(259,047)
Franchise royalties and other	(38,971)	(38,198)	(169,811)	(162,585)
Franchise contributions for advertising and other services	(39,485)	0	(170,674)	0
Franchise occupancy expenses	38,882	38,332	166,584	158,319
Franchise support and other costs	3,773	3,699	12,110	11,593
Franchise advertising and other services expenses	41,696	0	178,093	0
Selling, general and administrative expenses	10,300	24,490	76,357	104,816
Impairment and other charges, net	6,888	7,969	12,455	18,418
Gains on the sale of company-operated restaurants	(1,147)	(3,076)	(1,366)	(46,164)
Depreciation and amortization	12,536	13,116	55,181	59,422
Restaurant-Level Margin- Non-GAAP	$19,067	$20,037	$88,337	$118,219

Company restaurant sales	$78,859	$76,909	$336,807	$448,058

Restaurant-Level Margin % - Non-GAAP	24.2%	26.1%	26.2%	26.4%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising and other service expenses, and franchise support and other costs) less the amortization of franchise tenant improvement allowances and other, and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, amortization of tenant improvement allowances and other, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended			52 Weeks Ended
	September 29, 2019	September 30, 2018	September 30, 2018 Recast (1)	September 29, 2019	September 30, 2018	September 30, 2018 Recast (1)
Earnings from operations - GAAP	$48,515	$36,070	$36,707	$202,223	$233,447	$231,984
Company restaurant sales	(78,859)	(76,909)	(76,909)	(336,807)	(448,058)	(448,058)
Food and packaging	23,349	22,499	22,499	97,699	128,947	128,947
Payroll and employee benefits	23,995	22,178	22,178	100,158	129,089	129,089
Occupancy and other	12,448	12,195	12,195	50,613	71,803	71,803
Selling, general and administrative expenses	10,300	24,490	22,361	76,357	104,816	99,011
Impairment and other charges, net	6,888	7,969	7,969	12,455	18,418	18,418
Gains on the sale of company-operated restaurants	(1,147)	(3,076)	(3,076)	(1,366)	(46,164)	(46,164)
Depreciation and amortization	12,536	13,116	13,116	55,181	59,422	59,422
Amortization of franchise tenant improvement allowances and other	459	365	365	1,983	862	862
Franchise-Level Margin - Non-GAAP	$58,484	$58,897	$57,405	$258,496	$252,582	$245,314

Franchise rental revenues	$63,920	$62,365	$62,365	$272,815	$259,047	$259,047
Franchise royalties and other	38,971	38,198	38,835	169,811	162,585	161,122
Franchise contributions for advertising and other services	39,485	0	37,937	170,674	0	162,437
Total franchise revenues	$142,376	$100,563	$139,137	$613,300	$421,632	$582,606

Franchise-Level Margin % - Non-GAAP	41.1%	58.6%	41.3%	42.1%	59.9%	42.1%
(1) Recast results for the impact of Topic 606 as shown in the "Supplemental Information" section of this release.

Contacts

Investor Contact:
Rachel Webb, (858) 571-2683